Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors of IAMGOLD Corporation

We consent to the incorporation by reference in this Registration Statement on Form F-10 of IAMGOLD Corporation of our Report of Independent Registered Public Accounting Firm dated February 19, 2020, on the consolidated financial statements of IAMGOLD Corporation, which comprise the consolidated balance sheets as of December 31, 2019 and December 31, 2018, the related consolidated statements of earnings (loss), comprehensive income (loss), changes in equity and cash flows for each of the years then ended, and the related notes, and our Report of Independent Registered Public Accounting Firm dated February 19, 2020 on the effectiveness of internal control over financial reporting of IAMGOLD Corporation as of December 31, 2019.

We also consent to the reference to our firm under the heading “Auditors, Transfer Agent and Registrar” in the short form base shelf prospectus.

/s/ KPMG LLP

Chartered Professional Accounts, Licenced Public Accountants

May 15, 2020

Toronto, Canada